EXHIBIT 99.1

TF Financial Corporation Reports 2010 Results, Quarterly Cash Dividend and 5% Stock Dividend

NEWTOWN, Pa., Jan. 28, 2011 (GLOBE NEWSWIRE) -- TF Financial Corporation (Nasdaq:THRD) today reported net income of $3,352,000 ($1.25 per diluted share) for 2010, compared with $4,514,000 ($1.70 per diluted share) for 2009. Net income for the three month period ended December 31, 2010 was $659,000 ($0.24 per diluted share) compared with $1,160,000 ($0.44 per diluted share) during the comparable period of 2009.

The Company also announced that its Board of Directors declared a quarterly dividend of $0.05 per share, payable February 15, 2011 to shareholders of record on February 8, 2011, a reduction from the previous quarterly dividend of $0.20 per share. In addition, the Board of Directors declared a 5% stock dividend, payable February 28, 2011 to shareholders of record on February 15, 2011, with shareholders receiving cash in lieu of fractional shares.

"We are proactively managing our way through a very tough operating environment for community banks that continues to persist over several quarters. At this stage of the prolonged cycle, even the resilient markets with the best demographics that are within our footprint are showing strain," said Kent C. Lufkin, president and chief executive officer.

"We maintained our profitability throughout 2010, albeit lower than the prior year. We grew net interest margin to a respectable 3.59% (up 21 basis points), net interest income advanced over the prior year, and we set aside a substantially larger allowance for possible loan losses. In addition, we previously eliminated bonus and incentive compensation for 2010. However, in view of, among other things, the increase in our loan loss allowance, the continuing weakness in the commercial real estate market and the increase in non-performing assets, discussed below, the Board of Directors decided it was prudent to reduce our dividend at this time to conserve capital in the future. However, in view of the Board's confidence in the Company's future prospects, a stock dividend was also declared. As noted below, capital ratios for 2010 remain strong and were meaningfully improved over 2009."

Highlights for 2010 included:

  Net income decreased by $1,162,000 compared with 2009. On a pre-tax basis, income was $1,610,000 lower in 2010 than in 2009. Contributing to the pre-tax difference were several significant items: the loan loss provision was $1,311,000 greater in 2010 than 2009; gains on the sale of securities were $742,000 lower in 2010 when compared to 2009; and there was a loss of $244,000 on the sale of foreclosed real estate during 2010 compared to a gain of $337,000 during 2009.
  Net interest income increased by $744,000 or 3.3% compared with 2009. The Company's net interest margin was 3.59% for the year, an increase of 21 basis points compared with 2009.
  The Bank's capital ratios have improved, with Tier 1 Core and Total Risk-Based ratios of 9.56% and 17.53% at year end, compared with 8.94% and 16.28% at December 31, 2009.
  During 2010, loans outstanding decreased by $26.0 million or 4.8% to $510.0 million. While mortgage loan demand was strong during the year, commercial and consumer loan demand was weak. The average yield on loans decreased by 23 basis points to 5.43% during 2010 when compared to 2009, the combined result of a high level of mortgage loan refinancing due to the historically low level of mortgage loan rates during much of the year, and the increased level of non-performing loans during the year.
  Deposits decreased by $2.6 million or 0.5% to $550.1 million, and while the overall change was relatively small, there was a $20.9 million or 9.3% decrease in certificates of deposit balances, and an $18.4 million or 5.6% increase in core checking, savings and money market balances. The migration of maturing high-rate CD's into lower cost core accounts was in large part responsible for the 54 basis point decrease in the average cost of deposits for 2010 compared to 2009.
  Non-performing assets were 3.83% of total assets at year end, up from 1.34% at year end 2009. Non-performing loans, virtually all real estate secured, increased during the year by $10.7 million to $19.0 million or 2.74% of total assets at year end. In addition, the Company holds $7.5 million or 1.08% of total assets in foreclosed property at year end. Most of the increase in foreclosed property is attributable to one piece of real estate in Philadelphia being carried on the Bank's books at $5.4 million.
  The allowance for loan losses was $8.3 million, an increase of $3.1 million during the year, and stood at 1.63% of gross loans and 43.9% of non-performing loans at year end. The loan loss provision was $4.2 million for 2010, and net charge-offs were $1.1 million. The increased provision was due in part to continuing weakness in commercial real estate values in the Company's lending markets throughout the Philadelphia region.
  Non-interest income decreased by $1.1 million to $3.3 million during 2010 when compared with 2009, the result of a $742,000 decrease in gains from sales of securities, and a $581,000 decrease in net gains and losses booked as a result of sales of foreclosed real estate. Total non-interest expense was relatively unchanged when compared with 2009; however, there was a $437,000 decrease in compensation expense largely caused by the elimination of bonus and incentive compensation for 2010.

TF Financial Corporation is a holding company whose principal subsidiary is 3rd Federal Bank, which operates 14 full service retail and commercial banking offices in Philadelphia and Bucks County, Pennsylvania and in Mercer County, New Jersey. In addition, the Bank's website can be found at www.thirdfedbank.com. Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by TF Financial Corporation with the Securities and Exchange Commission from time to time. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

T F FINANCIAL CORPORATION
UNAUDITED FINANCIAL INFORMATION
(dollars in thousands except per share data)	QUARTER ENDED					YEAR ENDED
	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009	12/31/2010	12/31/2009

EARNINGS SUMMARY

Interest income	$ 8,021	$ 8,350	$ 8,522	$ 8,675	$ 8,932	$ 33,568	$ 36,597
Interest expense	2,243	2,488	2,634	2,843	3,153	10,208	13,981
Net interest income	5,778	5,862	5,888	5,832	5,779	23,360	22,616
Loan loss provision	1,500	1,180	600	961	1,025	4,241	2,930
Non-interest income	1,143	927	597	616	1,240	3,283	4,410
Non-interest expense	4,591	4,227	4,591	4,592	4,465	18,001	18,085
Income taxes	171	373	327	178	369	1,049	1,497
Net income	$ 659	$ 1,009	$ 967	$ 717	$ 1,160	$ 3,352	$ 4,514

PER SHARE INFORMATION

Earnings per share, basic (2)	$ 0.24	$ 0.38	$ 0.36	$ 0.27	$ 0.44	$ 1.25	$ 1.70
Earnings per share, diluted (2)	$ 0.24	$ 0.38	$ 0.36	$ 0.27	$ 0.44	$ 1.25	$ 1.70

Weighted average basic shares (000's) (2)	2,692	2,687	2,680	2,669	2,657	2,682	2,649
Weighted average diluted shares (000's) (2)	2,692	2,687	2,680	2,669	2,657	2,682	2,649

Dividends paid (2)	$ 0.19	$ 0.19	$ 0.19	$ 0.19	$ 0.19	$ 0.76	$ 0.76

FINANCIAL RATIOS

Annualized return on average assets	0.37%	0.56%	0.54%	0.41%	0.64%	0.47%	0.63%
Annualized return on average equity	3.48%	5.41%	5.30%	4.01%	6.61%	4.55%	6.63%
Efficiency ratio (1)	66.33%	62.26%	70.79%	71.22%	63.61%	67.56%	66.92%

CAPITAL RATIOS

Tier 1 (Core) Capital Ratio	9.56%	9.32%	8.97%	8.92%	8.94%
Total Risk-Based Capital Ratio	17.53%	16.83%	16.55%	16.24%	16.28%
Tier 1 Risk-Based Capital Ratio	16.28%	15.58%	15.30%	15.10%	15.17%
Tangible Equity Ratio	9.56%	9.32%	8.97%	8.92%	8.94%

T F FINANCIAL CORPORATION
UNAUDITED FINANCIAL INFORMATION
(dollars in thousands except per share data)	QUARTER ENDED					YEAR ENDED
	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009	12/31/2010	12/31/2009
AVERAGE BALANCES

Loans	$ 510,997	$ 522,181	$ 522,289	$ 529,817	$ 532,190	$ 521,272	$ 538,759
Mortgage-backed securities	72,059	79,070	80,735	81,839	90,434	78,401	101,142
Investment securities	61,902	59,077	58,446	53,282	45,996	58,204	41,360
Other interest-earning assets	7,816	10,122	13,451	6,728	10,358	9,534	3,747
Total earning assets	652,774	670,450	674,921	671,666	678,978	667,411	685,008
Non-earning assets	45,242	42,716	42,210	41,204	37,440	42,850	37,170
Total assets	698,016	713,166	717,131	712,870	716,418	710,261	722,178

Deposits	550,484	556,314	557,128	549,257	548,436	553,307	524,431
FHLB advances and other borrowed money	65,678	75,130	78,469	82,536	89,126	75,410	120,631
Total interest bearing liabilities	616,162	631,444	635,597	631,793	637,562	628,717	645,062
Non-interest bearing liabilities	6,681	7,744	8,373	8,611	9,213	7,843	9,081
Stockholders' equity	75,173	73,978	73,161	72,466	69,643	73,701	68,035
Total liabilities & stockholders' equity	$ 698,016	$ 713,166	$ 717,131	$ 712,870	$ 716,418	$ 710,261	$ 722,178

SPREAD AND MARGIN ANALYSIS

Average yield on:
Loans	5.23%	5.33%	5.49%	5.59%	5.57%	5.43%	5.66%
Mortgage-backed securities	4.48%	4.45%	4.62%	4.79%	4.90%	4.60%	4.92%
Investment securities	3.96%	3.94%	3.99%	4.12%	4.00%	4.01%	4.01%
Other interest-earning assets	0.05%	0.02%	0.03%	0.06%	0.08%	0.06%	0.08%
Total interest-earning assets	4.96%	5.03%	5.15%	5.32%	5.29%	5.13%	5.42%

Average cost of:
Deposits	1.17%	1.25%	1.33%	1.47%	1.61%	1.31%	1.83%
FHLB advances and other borrowed money	3.78%	3.86%	4.05%	4.17%	4.16%	3.99%	3.67%
Total interest-bearing liabilities	1.44%	1.56%	1.66%	1.82%	1.96%	1.63%	2.17%

Interest rate spread	3.52%	3.47%	3.49%	3.50%	3.33%	3.50%	3.25%
Net interest margin	3.60%	3.55%	3.58%	3.60%	3.45%	3.59%	3.38%

NON-INTEREST INCOME DETAIL

Service fees, charges and other	$ 662	$ 404	$ 363	$ 529	$ 480	$ 1,958	$ 1,978
Bank-owned life insurance	169	170	167	172	175	678	676
Gain/loss on sale investments	13	--	7	--	456	20	762
Gain on sale of loans	406	353	52	60	129	871	657
Gain/(loss) on sale of foreclosed real estate	(107)	--	8	(145)	--	(244)	337

NON-INTEREST EXPENSE DETAIL

Compensation and benefits	$ 2,569	$ 2,269	$ 2,667	$ 2,700	$ 2,725	$ 10,205	$ 10,642
Occupancy and equipment	747	774	723	759	696	3,003	2,870
Professional fees	383	196	256	228	205	1,063	856
Marketing and advertising	91	152	120	120	87	483	920
FDIC insurance premiums	229	233	259	194	206	915	920
Other operating	572	603	566	591	546	2,332	2,328

T F FINANCIAL CORPORATION
UNAUDITED FINANCIAL INFORMATION
(dollars in thousands except per share data)	PERIOD ENDED
	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009
DEPOSIT INFORMATION

Non-interest checking	$ 40,389	$ 41,012	$ 45,022	$ 41,757	$ 37,288
Interest checking	56,157	52,892	55,166	51,991	52,988
Money market	149,744	149,355	145,735	142,791	141,286
Savings	99,686	97,216	100,321	98,948	96,061
CD's	204,159	212,087	213,146	217,938	225,093

OTHER INFORMATION

Per Share

Book value (2)	$ 26.11	$ 26.49	$ 26.01	$ 25.76	$ 25.61
Tangible book value (2)	$ 24.58	$ 24.95	$ 24.47	$ 24.22	$ 24.07
Closing market price (2)	$ 21.23	$ 19.67	$ 20.76	$ 18.18	$ 18.07

Balance Sheet

Loans	$ 509,986	$ 528,058	$ 526,947	$ 531,137	$ 535,949
Cash and cash equivalents	7,437	6,916	19,965	16,339	12,801
Mortgage-backed securities	69,660	74,768	82,169	78,412	81,931
Investment securities	67,231	60,424	59,659	57,837	50,749
Total assets	691,757	702,583	720,768	715,948	714,090
Total deposits	550,135	552,562	559,390	553,425	552,716
FHLB advances and other borrowed money	61,987	68,671	79,929	81,738	80,241
Stockholders' equity	73,700	74,673	73,321	72,422	71,874

Asset Quality

Non-performing loans	$ 18,978	$ 21,545	$ 15,828	$ 14,174	$ 8,284
Allowance for loan losses	$ 8,328	$ 7,606	$ 6,749	$ 6,165	$ 5,215
Net charge-offs	$ 778	$ 323	$ 16	$ 11	$ 102
Allowance to gross loans	1.63%	1.44%	1.28%	1.16%	0.97%
Non-performing loans to gross loans	3.72%	4.08%	3.00%	2.67%	1.55%
Non-performing loans to total assets	2.74%	3.07%	2.20%	1.98%	1.16%
Foreclosed property	$ 7,482	$ 2,153	$ 1,448	$ 1,150	$ 1,279
Foreclosed property to total assets	1.08%	0.31%	0.20%	0.16%	0.18%
Non-performing assets to total assets	3.83%	3.37%	2.40%	2.14%	1.34%

Statistical

Shares outstanding (000's) (2)	2,823	2,685	2,685	2,678	2,673
Number of branch offices	14	14	14	14	14
Full time equivalent employees	176	170	177	177	177
(1) The efficiency ratio is non-interest expense divided by net interest income plus non-interest income.
(2) Amounts adjusted for 5% stock dividend declared January 26, 2011, to be distributed on February 28, 2011 to shareholders of record February 15, 2011.
CONTACT: Dennis R. Stewart, EVP/CFO
         (215) 579-4000